UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011
INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 765-5500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 1, 2011, the Board of Directors of International Flavors & Fragrances Inc. (“IFF” or the “Company”) amended the provisions of the Company’s Bylaws (the “Bylaws”) setting out eligibility requirements for our directors. The Bylaws were amended to provide that no director of the Company, other than a director who is a Grandfathered Person (defined below) or a director who is an officer of the Company, will be eligible to continue to serve as director of the Company after the date of, or to stand for the re-election at, an annual meeting of stockholders if as of the date of that annual meeting the person shall have served as a director of the Company for twelve consecutive full annual terms. Additionally, the amendment provides that no director who is a Grandfathered Person will be eligible to continue to serve as director of the Company after the date of, or stand for the re-election at, the annual meeting of stockholders following the date of his or her 72nd birthday. A “Grandfathered Person” is defined as any person serving as a director of the Company as of February 1, 2011 whose age as of that date plus the number of full annual terms that such person served as a director of the Company as of that date is equal to or exceeds 75. The following directors of the Company are Grandfathered Persons: Margaret Hayes Adame, J. Michael Cook, Peter A. Georgescu and Arthur C. Martinez.
Prior to this amendment, none of the directors of the Company was eligible to continue to serve as a director of the Company after the date of, or stand for the re-election at, the annual meeting of stockholders following the date of his or her 72nd birthday.
The foregoing description of the amendments to IFF’s Bylaws is not intended to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, as amended, included as Exhibit 3.2 hereto. This amendment became effective immediately upon Board approval.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

3.2.	Bylaws of International Flavors & Fragrances Inc., as amended February 1, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2011	INTERNATIONAL FLAVORS & FRAGRANCES INC. (registrant)
	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Bylaws of International Flavors & Fragrances Inc., as amended February 1, 2011